Exhibit 99.4

ASCENT CAPITAL GROUP ANNOUNCES PRICING

BY MONITRONICS ESCROW CORPORATION OF
$175 MILLION OF SENIOR NOTES DUE 2020

FOR IMMEDIATE RELEASE

Greenwood Village, CO - July 12, 2013 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) announced that on July 11, 2013 its wholly-owned subsidiary, Monitronics Escrow Corporation (the “Escrow Issuer”), priced an offering of $175 million in aggregate principal amount of 9.125% senior notes due 2020 (the “Notes”).  The Notes were priced at par.  The proceeds of this offering will be placed into escrow and will be used, together with the proceeds of Ascent’s $90 million convertible notes offering (which also priced on July 11, 2013) and an expected $225 million new term loan of Monitronics International, Inc., the wholly-owned operating subsidiary of Ascent, for the purpose of funding a portion of the purchase price for the previously announced acquisition (the “Acquisition”) of Security Networks, LLC by Monitronics. In connection with the completion of the Acquisition, the Escrow Issuer would be merged into Monitronics, and Monitronics would assume the Notes (the “Assumption”) under its existing Indenture, dated March 23, 2012, pursuant to which its existing 9.125% senior notes due 2020 are outstanding. If the Acquisition is not completed by an agreed upon end date, the proceeds of the offering would instead be used to make a mandatory redemption of the Notes.

The offering of the Notes is expected to close on July 17, 2013, subject to the satisfaction of customary closing conditions and the concurrent closing of the convertible note offering by Ascent (as described above).

Following the completion of the Acquisition and the Assumption, the Notes would be the senior unsecured obligations of Monitronics and would be guaranteed by all of Monitronics’ subsidiaries on the date of the Assumption, including Security Networks and its subsidiaries. Ascent will not be a guarantor of the Notes.

Upon issuance, the Notes and related guarantees will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. In connection with the closing of the offering, the Escrow Issuer and Monitronics will agree that, following completion of the offering and the Assumption, Monitronics will file an exchange offer registration statement with the Securities and Exchange Commission to exchange the Notes and related guarantees for identical registered Notes and related guarantees or, under certain circumstances, to file a shelf registration statement with respect to resales of the Notes and related guarantees.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes and related guarantees. The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the issuance of the Notes, the issuance of the Ascent convertible notes, the pending Acquisition, the assumption of the Notes by Monitronics and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability of Monitronics to satisfy the conditions to the closing of the Notes offering, the ability of Ascent to satisfy the conditions to the closing of the convertible notes offering, general market conditions, the ability of Monitronics to complete the Acquisition, changes in law and government regulations and other matters affecting the business of Monitronics. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Form 10-K and any subsequently filed Forms 8-K for additional information about Ascent and Monitronics and about the risks and uncertainties related to their business which may affect the statements made in this press release.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiaries, including Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com